UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 28, 2008

STARENT NETWORKS, CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33511	04-3527533
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 International Place Tewksbury, MA	01876
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (978) 851-1100

(Former Name or Former Address, if Changed Since Last Report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of

                Principal Officers; Compensatory Arrangements of Certain Officers

                On January 28, 2008, the Compensation Committee of the Board of Directors of Starent Networks, Corp. (the “Company”) approved 2008 annual base salaries and target bonus percentages for each of the Company’s “named executive officers” (as used in Instruction 4 to Item 5.02 of Form 8-K) listed below and for the Company’s chief financial officer.  The following table sets forth information regarding each officer’s (1) 2007 base salary (for comparison purposes only), (2) 2008 base salary and (3) target bonus percentage:

Name and Title	2007 Base Salary	2008 Base Salary(1)	2008 Target Bonus (As Percentage of 2008 Base Salary)
Ashraf M. Dahod	$275,000	$320,000	60%
Chief Executive Officer

Paul J. Milbury	$210,000	$240,000	50%
Vice President of Operations and Chief Financial Officer

Pierre G. Kahhale	$210,000	$240,000	100%
Vice President, Worldwide Field Operations

Anthony P. Schoener	$210,000	$240,000	50%
Vice President, Engineering

Gennady H. Sirota	$210,000	$225,000	50%
Vice President, Product Management

(1)   Base salary increases are effective as of January 1, 2008.

                The 2008 target bonuses are based 50% on the achievement by the Company of specific 2008 bookings objectives and 50% on the achievement by the Company of specific 2008 operating profit objectives.  There is no written plan for payment of these cash bonuses; however, the Company’s offer letter to each executive officer at the outset of employment sets forth eligibility to receive cash bonuses.

                The amount of each executive officer’s 2008 bonus that is based on the Company’s achievement of bookings objectives is subject to adjustment if the Company fails to meet or exceeds those objectives.  The Company must achieve at least 87% of the target bookings objective for any portion of the target bonus based on the achievement of bookings to be paid.  If 87% of the target bookings objective is achieved, 50% of the target bonus based on the achievement of bookings will be paid, and the portion of the target bonus based on the achievement of bookings will be adjusted proportionately if the actual bookings are between 87% and 100% of the target bookings objective.  Except with respect to the 2008 bonus for Pierre Kahhale, the Company’s Vice President, Worldwide Field Operations, the portion of the target bonus based on bookings will not be adjusted above 100% of the target bonus if the Company exceeds the target bookings objective.  The portion of Mr. Kahhale’s target bonus based on the achievement of bookings objective will be adjusted upwards proportionately, without a maximum amount, if the Company exceeds 100% of the target bookings objective.

                In addition, the Company must achieve at least 56% of the target operating profit objective for any portion of the target bonus based on the achievement of operating profit to be paid.  If 56% of the target operating profit objective is achieved, 50% of the target bonus based on the achievement of operating profit will be paid, and the portion of the target bonus based on the achievement of operating profit will be adjusted proportionately if the actual operating profit is between 56% and 100% of the target operating profit objective.  If the target operating profit objective is exceeded, then 7.5% of the Company’s operating profits above the target objective will be used to increase the portion of the target bonus based on the achievement of operating profit objectives.  However, the maximum amount of the total bonus earned by each executive officer (other than Mr. Kahhale), including the portion of the bonus based on bookings objectives and the portion of the bonus based on operating profits, will be 200% of the total target bonus amount.

                The actual amounts of the 2008 cash bonuses for the executive officers will be determined, and the bonus payments will be made, after the Company’s financial results for 2008 are determined.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARENT NETWORKS, CORP.

Date: February 1, 2008	By:	/s/ Kevin F. Newman
Kevin F. Newman Vice President and General Counsel